INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN

EASTERLY FUNDS LLC

AND

RANGER GLOBAL REAL ESTATE ADVISORS, LLC REGARDING THE

JAMES ALPHA FUNDS TRUST dba EASTERLY FUNDS TRUST

AGREEMENT made this 26th day of October 2021 between Easterly Funds LLC, a Delaware limited liability company (the “Manager”), and Ranger Global Real Estate Advisors, LLC, a Delaware limited liability company (the “Sub-Advisor”)

WHEREAS, the Manager has entered into an Investment Management Agreement (the “Manager’s Agreement”) with the James Alpha Funds Trust (dba Easterly Funds Trust) (the “Trust”), an open-end investment company organized in series form with separate funds, one of which is the Easterly Multi Strategy Alternative Income Fund (the “Fund”), a fund, pursuant to which the Manager furnishes continuous investment advice and direction; and

WHEREAS, the Manager’s Agreement provides that the Manager may, at its own expense, contract for such advisory and research services as it deems necessary or desirable to fulfill such obligations; and

WHEREAS, the Sub-Advisor is registered under the Investment Advisers Act of 1940; and

WHEREAS, the Manager desires to retain the Sub-Advisor to provide continuous investment management and direction concerning the Fund and the Sub-Advisor is willing to provide such management;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the Manager and the Sub-Advisor as follows:

1.               Appointment. The Manager hereby retains the Sub-Advisor to manage the Fund, subject to the provisions of the Trust registration statement and the Fund’s prospectus and overall supervision by the Manager and the Trust’s Board of Trustees. The Manager will continue to have general responsibility for all services to be provided to the Trust pursuant to the Manager’s Agreement and will oversee and review the Sub- Advisor’s performance of its duties under this Agreement. The day-to-day management of the Fund’s assets will be the responsibility of the Sub-Advisor.

2.                Expenses. The Sub-Advisor assumes as its own expense, or agrees to pay the cost of, all services provided by it pursuant to Paragraph 1, above, provided that it will not be responsible for any expenses specifically assumed by the Trust pursuant to the

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Manager’s Agreement. The Sub-Advisor will, for all purposes herein, be deemed to be an independent contractor and will, except as expressly provided or authorized (herein or otherwise) have no authority to act for or on behalf of the Trust in any way or otherwise be deemed to be an agent of the Trust.

3.	Investment Activities.

(a)                 The Sub-Advisor will direct the investment of the Fund’s assets on a discretionary basis in accordance with applicable law and the investment objectives, policies and restrictions set forth in the then-current Prospectus and Statement of Additional Information relating to the Fund contained in its Registration Statement under the Investment Company Act of 1940 and the Securities Act of 1933, as amended; in accordance with the investment objectives, policies and restrictions from time to time prescribed by the Board of Trustees of the Trust (the “Board”), and communicated in writing by the Manager to the Sub- Advisor and; subject to such further reasonable limitations as the Manager may from time to time impose by written notice to the Sub- Advisor. The Sub-Advisor hereby acknowledges that it has carefully reviewed the Prospectus, Statement of Additional Information, Declaration of Trust and By-laws, if any, of the Trust and it agrees that it will make investments solely for the purpose of achieving the stated investment objectives of the Fund.

(b)	The Sub-Advisor hereby specifically acknowledges and represents:

(i)                    The Sub-Advisor has provided the Manager with full information regarding the Sub-Advisor’s historical track record of investment performance.

(ii)                  The Sub-Advisor has carefully reviewed the portions of the Prospectus and Statement of Additional Information (in each case, as in effect as of the date of this Agreement) stating the Sub-Advisor’s investment methodology and that all representations made therein are accurate and true and there are no material omissions.

(iii)                 The Sub-Advisor will direct the investment of the Fund’s assets using the same investment methodology referred to in Paragraph 3(b)(ii). The Sub- Advisor represents that nothing contained in Paragraph 3(a) or elsewhere in this Agreement, the Prospectus, or the Statement of Additional Information (in each case, as in effect as of the date of this Agreement) is inconsistent with the Sub-Advisor directing the investment of the Fund’s assets in said manner.

(c)                The Sub-Advisor will place orders to purchase and sell securities (and where appropriate other investments) for the Fund.

4.	Brokerage.

(a)                 The Sub-Advisor agrees that it will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with brokers or dealers selected by it in accordance with the standards specified in Subparagraphs 4(b) and 4(c) below. The Sub-Advisor may place orders for the Fund with affiliates or interested parties of the Trust or the Manager in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Investment Company Act of 1940 and Rule 17e-1 thereunder and other applicable laws and regulations.

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(b)                   In placing orders with brokers and dealers, the Sub-Advisor will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-Advisor will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.

(c)                 In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Sub-Advisor may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust.

5.	Compensation.

(a)         As compensation for services performed and costs assumed hereunder, the Manager agrees to pay the Sub-Advisor a fee that is paid monthly and is equal to [FEE]% of the average daily net assets for the relevant month (the “Fund Advisory Fee”).

(b)       The Fund Advisory Fee shall accrue as of the date first above written. Upon any termination of this Agreement the Fund Advisory Fee will cease to accrue as of the termination date specified in the notice of termination to or from the Sub-Advisor. Accrued Fund Advisory Fees will be paid to the Sub-Advisor upon receipt by the Manager of its fees for the same accrual period from the Fund.

(c)          For the purpose of determining fees payable to the Sub-Advisor, the value of the Trust’s net assets shall be computed at the times and in the manner specified in the Trust’s Prospectus and/or the Statement of Additional Information, in each case as in effect from time to time.

6.	Duration and Termination.

(a)       This Agreement will become effective as of the date hereof and, unless sooner terminated as herein provided, shall remain in effect for two (2) years from said date. Thereafter, this Agreement will continue in effect from year to year, subject to its termination provisions and all other terms and conditions hereof if such continuation shall be specifically approved at least annually by the Board and by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party or by vote of a majority of the outstanding voting securities of the Fund. The Sub-Advisor shall furnish to the Manager or to the Board, promptly upon request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

(b)               This Agreement may not be amended, transferred, sold or in any manner, hypothecated or pledged by the Sub-Advisor without the affirmative vote of a majority of the Board and by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party or by vote of a majority of the outstanding voting securities of the Fund. The Manager may immediately terminate this Agreement without notice to any party in the event of its assignment by the Sub- Advisor.

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(c)               This Agreement may be terminated at any time, without the payment of any penalty, by the Manager, by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon written notice to the Sub-Advisor. This Agreement may be terminated by the Sub-Advisor upon 180 days written notice to the Manager and the Trust. This Agreement shall terminate in the event of an “assignment,” as defined in Section 2(a)(4) of the Investment Company Act of 1940.

7.	Information to be Provided to the Manager and the Trust.

(a)             The Sub-Advisor will keep the Manager and the Trust immediately informed of all developments materially affecting the Fund, the Sub-Advisor’s ability to direct the investment of the Fund and/or the perception of the Sub-Advisor as an appropriate source of investment advice and shall, on the Sub-Advisor’s own initiative, furnish immediately to the Manager and the Trust such information as is appropriate for this purpose.

The information deemed appropriate for the purpose of this Subparagraph includes, but is not limited to, any matters with regard to: the personnel of the Sub-Advisor, the investment policies or discipline of the Sub-Advisor, the financial condition of the Sub- Advisor, the historical investment performance of the Sub- Advisor, changes or amendments to any federal, state, or local registration statements or other licensing documents, the securities of the Fund and any and all matters reasonably related to the Manager’s retention of the Sub-Advisor.

(b)              The Sub-Advisor agrees that it will immediately notify the Manager and the Trust in the event that the Sub-Advisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Advisor from serving as investment advisor pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Sub-Advisor has provided the information about itself set forth in the Trust’s Registration Statement and has reviewed the entire description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission, and it further agrees to notify the Manager and the Trust’s Administrator immediately of any material fact known to the Sub- Advisor respecting or relating to the Sub-Advisor that is not contained in the Prospectus or Statement of Additional Information of the Trust, or any amendment or supplement thereto, or any statement contained therein that becomes untrue in any material respect.

(c)                The Sub-Advisor represents that it is an investment adviser registered under the Investment Advisers Act of 1940 and other applicable laws and that the statements contained in the Sub-Advisor’s registration under the Investment Advisers Act of 1940 on Form ADV, as of the date hereof, are true and correct and do not omit any material facts required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-Advisor agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form and to timely provide the Manager with an amended or changed copy whenever such copy is required to be filed. The Sub-Advisor acknowledges that it is an “investment advisor” to the Fund within the meaning of the Investment Company Act of 1940 and the Investment Advisers Act of 1940.

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(d)                The Sub-Advisor will make available promptly upon the Manager’s request such reports as the Manager may reasonably use in discharging its duties under the Manager’s Agreement, which reports may be distributed by the Manager to the Board. A representative of the Sub-Advisor will attend (either in-person or telephonically), at the request of the Manager, regular quarterly meetings of the Board, meetings of the Trust’s shareholders and special meetings upon reasonable notice.

(e)               The Sub-Advisor will maintain and keep current and preserve on behalf of the Trust all records required by the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, as well as those that may be required by the Investment Advisers Act of 1940, the Internal Revenue Code, applicable federal and state securities laws and regulations and laws and regulations of foreign countries and juridical subdivisions thereof, in the manner provided by such laws or regulations and such additional records as required by the Manager. The Sub-Advisor acknowledges that such records are the property of the Trust and will be surrendered to the Trust promptly upon request. The Manager agrees to furnish to the Sub-Advisor at its principal office all prospectuses, proxy statements, reports to stockholders, sales reports and such other written information relative to the management of the assets or organization and qualifications of the Trust as is reasonably requested by the Sub-Advisor.

8.	Services to Other Companies or Accounts.

(a)              It is understood that the services of the Sub-Advisor are not exclusive, and nothing in this Agreement shall prevent the Sub-Advisor from providing investment management or similar services or from engaging in other activities, except as provided in Subparagraphs 8(b) and 8(c) below.

(b)             In the event that the Sub-Advisor voluntarily terminates this Agreement, the Sub-Advisor agrees that neither it nor any of its affiliated persons (as defined in the Investment Company Act of 1940) shall for a period of one (1) year after the termination of this Agreement, accept or solicit any assets, accounts, or clients of the Trust for any purpose whatsoever.

(c)               In the event that the Sub-Advisor is terminated by the Manager, the Sub-Advisor agrees that neither it nor any of its affiliated persons (as defined in the Investment Company Act of 1940) shall accept or solicit any assets, accounts, or clients of the Trust for any purpose whatsoever for a period of one (1) year from the termination of this Agreement.

(d)              The provisos set forth in Subparagraphs 8(a), 8(b), and 8(c) above shall not apply to the continuation of any contractual relationship to which the Sub-Advisor is a party that is in effect on the date of this Agreement and that is disclosed in writing to the Manager prior to the execution of this Agreement. The disclosure of the Sub-Advisor’s current contractual relationships is contained in Addendum A of this Agreement.

(e)               When the Sub-Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub- Advisor recommends the purchase or sale of the same security for the Trust, it is understood that in light of its fiduciary duty to the Trust, such transactions will be executed on a basis that is fair and equitable to the Trust.

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9.	Miscellaneous.

(a)               The Sub-Advisor shall not be liable for any investment loss suffered by the Fund in connection with matters to which this Agreement relates, except in the case of the Sub-Advisor’s negligence, actual misconduct or violation of any applicable statute; provided, however, that this limitation shall not act to relieve the Sub-Advisor from any responsibility, obligation or duty which the Sub-Advisor may have under any federal or state securities acts or other applicable statutes.

(b)                  Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act, to rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act and to interpretations thereof, if any, by the United States courts. Specifically, the terms “vote of a majority of the outstanding voting securities”, “interested persons”, “assignment”, and “affiliated person”, as used herein, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(c)                       The Manager shall indemnify and hold harmless the Sub- Advisor, its officers and directors and each person, if any, who controls the Sub-Advisor within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as “Indemnified Party”), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of misfeasance, bad faith or negligence in the performance of its duties or by reason of disregard of its obligations and duties under this Agreement; nor (ii) is the Manager to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Sub-Advisor or such Indemnified Party.

The Sub-Advisor shall indemnify and hold harmless the Manager and the Trust and each of their directors and officers and each person, if any, who controls the Manager and the Trust against any loss, liability, claim, damage or expense described in the foregoing indemnity but only with respect to the Sub-Advisor’s misfeasance, bad faith or negligence in the performance of its duties under this Agreement. In case any action shall be brought against the Manager or any person so indemnified, in respect of which indemnity may be sought against the Sub-Advisor, the Sub-Advisor shall have the rights and duties given to the Manager, and the Manager and each person so indemnified shall have the rights and duties given to the Sub-Advisor by the provisions of Subsections (i) and (ii) of this Subparagraph.

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(d)             Except as otherwise provided in Subparagraph 9(b) hereof, and as may be required under applicable federal law, this Agreement shall be governed by the laws of the State of Delaware.

(e)             The Sub-Advisor acknowledges that there is substantial likelihood that a violation of the provisions of this Agreement will cause irreparable harm to the business of the Manager and the Trust, and therefore agrees that the Manager and the Trust will be entitled to equitable relief, including a temporary restraining order issued ex parte and a preliminary and/or permanent injunction, in addition to any financial remedies available under law, resulting from any breach of this Agreement, upon demonstration of the required facts upon which such relief may be granted.

(f)              The Sub-Advisor acknowledges that the name of the Trust may be changed at any time at the sole discretion of the Trustees and that such change will in no way affect the obligations of the Sub-Advisor under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals, if any, to be hereunto affixed, as of the day and year first written.

EASTERLY FUNDS LLC

By: /s/ Amaris Sahota

Name: Amaris Sahota

Title: Secretary of the Trust

RANGER GLOBAL REAL ESTATE ADVISORS, LLC

By: /s/ F. Scott Tuck

Name: F. Scott Tuck

Title: CEO

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ADDENDUM A

None

A-1